State of Delaware

Certificate of Limited Partnership

o	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
o	First: The name of the limited partnership is: Agarwal Managed Futures Fund, LP
o
Second: The address of its registered office in the State of Delaware is 1201 Orange Street, Suite 600, Wilmington, New Castle County, Delaware 19801. The name of the Registered Agent at such address is Agents and Corporations, Inc.

o	Third: The name and mailing address of each general partner is as follows:

MA Capital Management LLC
4440 PGA Boulevard, Suite 600
Palm Beach Gardens, FL 33410

o	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the 26th day of October, 2011 A.D.
MA Capital Management LLC
By:             /s/ Monty Agarwal
                                                                                                                                                  General Partner

Name:      Monty Agarwal
                Authorized Person

State of Delaware
Amendment to the Certificate of
Limited Partnership

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Agarwal Managed Futures Fund, LP.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The Name of the Limited Partnership is:

                                                       MA Managed Futures Fund, LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 9th day of January, A.D. 2012.

MA Capital Management LLC
By:            /s/ Monty Agarwal
                                                                                                                                                 General Partner

Name:     Monty Agarwal